EXHIBIT 10(d)d

                                   GUARANTY


         THIS GUARANTY (this "Guaranty"), dated as of April 8, 1996, made by ANDREW CORPORATION, a Delaware corporation (the "Guarantor"), in favor of each of the Lender Parties (as defined below).

                             W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of June 16, 1993, as amended by a First Amendment thereto dated August 15, 1994, a Second Amendment thereto dated September 29, 1995 and a Third Amendment thereto dated April 8, 1996 (the "Third Amendment") (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Guarantor, a Delaware corporation, certain Subsidiaries of the Guarantor, the various commercial lending institutions (individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto and Bank of America Illinois, as agent (together with any successors(s) thereto in such capacity, the "Agent") for the Lenders, the Lenders have extended Commitments to make Loans to the Borrowers; and

         WHEREAS, as a condition precedent to BAI making the initial Loans under the Credit Agreement to a Designated Joint Venture, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to a Designated Subsidiary by the Lenders and BAI only to the Designated Joint Ventures pursuant to the Credit Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to a Designated Subsidiary and BAI only to the Designated Joint Ventures pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:
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                                         ARTICLE I

                                        DEFINITIONS

         SECTION I.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" is defined in the first recital.

         "Credit Agreement" is defined in the first recital.

         "Designated Entity" means those subsidiaries and joint ventures of the Guarantor identified as a Designated Entity in the Credit Agreement or in a Designation Letter delivered to the Agent, and in the case of Designated Subsidiaries, approved by the Lenders and the Agent, and in the case of Designated Joint Ventures, approved by BAI and the Agent, from time to time.

         "Guarantor" is defined in the preamble.

         "Guaranty" is defined in the preamble.

         "Lender" is defined in the first recital.

         "Lender Party" means, as the context may require, any Lender or the Agent and each of its respective successors, transferees and assigns.

         "Lenders" is defined in the first recital.

         "Taxes" is defined in clause (a) of Section 2.8.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of Illinois.

         SECTION I.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

         SECTION I.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. as in effect in the State of Illinois are used in this Guaranty, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                              GUARANTY PROVISIONS

         SECTION II.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of any Designated Entity (including a Designated Joint Venture) now or hereafter existing under the Credit Agreement, the Notes and each other Loan Document to which any Designated Entity is or may become a party, whether for principal, interest, fees, expenses or otherwise (including, without limitation, all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. '362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. '502(b) and '506(b)), and

                  (b) indemnifies and holds harmless each Lender Party and each holder of any Note for any and all costs and expenses (including reasonable attorney's fees (who may be employees of the Lender Party) and expenses) incurred by such Lender Party or such holder, as the case may be, in enforcing any rights under this Guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Designated Entity (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

         SECTION II.2. Acceleration of Guaranty. The Guarantor agrees that, in the event of the dissolution or insolvency of any Designated Entity or the Guarantor, or the inability or failure of any Designated Entity or the Guarantor to pay debts as they become due, or an assignment by any Designated Entity or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Designated Entity or the Guarantor under bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of any Designated Entity may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

         SECTION II.3. Guarantor Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of any Designated Entity have been finally paid in full in cash, all obligations of the Guarantor hereunder shall have been finally paid in full in cash and all Commitments (including the Designated Joint Venture Commitment) shall have terminated. The Guarantor guarantees that the Obligations of any Designated Entity will be paid strictly in accordance with the terms of the Credit Agreement, the Notes, and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document;

                  (b) the failure of any Lender Party or any holder of any Note
         (i) to assert any claim or demand or to enforce any right or remedy against any Designated Entity or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any Designated Entity;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Designated Entity, or any other extension, compromise or renewal of any Obligation of any Designated Entity;

                  (d) any reduction, limitation, impairment or termination of any Obligations of any Designated Entity for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of any Designated Entity or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of any Designated Entity; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Designated Entity, any surety or any guarantor.

         SECTION II.4. Reinstatement, etc. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of any Designated Entity or otherwise, all as though such payment had not been made.

         SECTION II.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Designated Entity and this Guaranty and any requirement that the Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Designated Entity or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of any Designated Entity.

         SECTION II.6. Subrogation. The Guarantor will not exercise any rights which it may acquire by reason of any payment made hereunder, whether by way of rights of subrogation, reimbursement or otherwise, until the prior payment, in full and in cash, of all Obligations of the Designated Entity. Any amount paid to the Guarantor on account of any payment made hereunder prior to the payment in full of all Obligations of the Designated Entity shall be held in trust for the benefit of the Lender Parties and each holder of a Note and shall immediately be paid to the Agent and credited and applied against the Obligations of the Designated Entity, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

                  a. the Guarantor has made payment to the Lender Parties and each holder of a Note of all or any part of the Obligations of the Designated Entity, and

                  b. all Obligations of the Borrower and each other Obligor have been paid in full and all Commitments have been permanently terminated, each Lender Party and each holder of a Note agrees that, at the Guarantor's request, the Agent, on behalf of the Lender Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Designated Entity resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Designated Entity (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Lender Party or any holder of a Note.

         SECTION II.7. Successors, Transferees and Assigns: Transfers of Notes, etc. This Guaranty shall (a) be binding upon the Guarantor, and its successors, transferees and assigns; and (b) inure to the benefit of and be enforceable by the Agent and each other Lender Party. Without limiting the generality of the foregoing clause (b), any Lender may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Guaranty) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section
10.11 and Article IX of the Credit Agreement.

         SECTION II.8. Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:

                  (a) All payments by the Guarantor hereunder shall be made in accordance with Section 4.7 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender Party's net income or receipts (other than any taxes payable by BAI on the interest received and remitted to the Guarantor pursuant to
         Section 5.1 of the Third Amendment) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will

                           (i) pay directly to the relevant authority the full
                  amount required to be so withheld or deducted;

                           (ii) promptly forward to the applicable Lender Party
                  an official receipt or other documentation satisfactory to such Lender Party evidencing such payment to such authority; and

                           (iii) pay to the applicable Lender Party such
                  additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender Party will equal the full amount such Lender Party would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Lender Party with respect to any payment received by such Lender Party hereunder or relating to
Section 5.1 of the Third Amendment, such Lender Party may pay such Taxes and the Guarantor will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender Party would have received had no such Taxes been asserted.

                  (b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender Party the required receipts or other required documentary evidence, the Guarantor shall indemnify each Lender Party for any incremental Taxes, interest or penalties that may become payable by such Lender Party as a result of any such failure.

                  (c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.8 shall survive the payment in full of the principal of and interest on the Loans.

         SECTION II.9. Currency Protection. The Guarantor agrees that if and to the extent that the Obligations are payable in any currency or currencies other than the Currency in which such Obligations were created or denominated (the "Designated Currency"), such aggregate amount of the Designated Currency shall be increased, to the extent necessary to avoid any loss to the Lender Parties, on account of any change or changes in the value of such other currency or currencies compared to the Designated Currency at any time or times between the date hereof and the date or dates of payment of the Obligations by the Guarantor.

         SECTION II.10. Judgments. If the Guarantor fails to fulfill its obligations as required by this guaranty, and suit is brought thereunder in any court within the United States, then with respect to any of the Obligations payable in a currency other than United States Dollars and for the purpose of determining the amount of the judgment in United States Dollars, the applicable rate of exchange shall be that at which Bank of America Illinois sells such other currency in Chicago, in exchange for United States Dollars, for cable transfer to the place where such Obligation was payable by the Designated Entity. Such selling rate shall be that which is in effect on the Chicago business day on which judgment is given against the Guarantor, or if such day is not a business day in Chicago, then on the Chicago business day next preceding that on which judgment is given against the Guarantor. The Guarantor agrees that its obligation pursuant to this paragraph shall, notwithstanding any U.S. Dollar judgment, be discharged only to the extent that following receipt by the Agent, for the benefit of the Lender Parties or BAI, as applicable, of any sum adjudged to be due hereunder, the Agent is able in accordance with normal banking procedure to purchase such other currency with the amount of U.S. Dollars so adjudged to be due. The Agent shall endeavor to purchase such other currency on the business day following receipt of payment of the U.S. Dollar judgment, but if the other currency so purchased is less than the amount originally due to the Lender Parties in such currency, the Guarantor agrees as a separate obligation and notwithstanding any such judgment to indemnify the Agent and the Lender Parties against such loss.

         SECTION II.11. Information Concerning Designated Entities; No Reliance on Representations by Lenders. The Guarantor hereby warrants to the Lenders that the Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial conditions and business of each Designated Entity. No Lender shall have any duty or responsibility to provide the Guarantor with any credit or other information concerning the affairs, financial condition or business of any Designated Entity which may come into such Lender's possession. The Guarantor has executed and delivered this guaranty without reliance upon any representation by any Lender with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Obligations or any Loan, or other financial accommodation made or granted to any Designated Entity;
(b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Obligations or the creation, perfection or priority of any lien or security interest in such property; or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties with respect to any of the Obligations.

         SECTION II.12. IndemnificationII.12. Indemnification. In consideration of the execution and delivery of the Agreement by each Lender and the extension of the Commitments, the Guarantor hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction or activity financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan to a Designated Entity;

                  (b) the entering into and performance of the Agreement and any other Loan Document by any of the Indemnified Parties; or

                  (c) any investigation, litigation or proceeding related to the acquisition of a permit or license to borrow hard currency in Russia or elsewhere;

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

           The obligations of the Guarantor under this Section 10.12 shall survive any termination of this Guaranty, the payment in full of all Obligations and the termination of all Commitments.

                                    ARTICLE III

                             MISCELLANEOUS PROVISIONS

         SECTION III.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION III.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of, Section 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Agent and the Required Lenders.

         SECTION III.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION III.4. Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing (including facsimile communication) and mailed or faxed or delivered to it, addressed to it at the address or fax number set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or faxed, respectively, be effective when deposited in the mails or faxed, respectively, addressed as aforesaid.

         SECTION III.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION III.6. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION III.7. Setoff. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, (i) any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender Party or such holder, (ii) any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder or (iii) any payments owing from any Lender Party to Guarantor; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement.

         SECTION III.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION III.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION III.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION III.11. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                     ANDREW CORPORATION


                                     By: /s/ M. J. Gittelman
                                       Title:  Treasurer

                                     Address:  10500 West 153rd Street
                                               Orland Park, IL  60462
                                     Attention:  Mr. Jeffrey Gittelman
                                     Telecopy:           708-349-5287